                                                                   EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)


                                                                          THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                             DECEMBER 31,          DECEMBER 31,
                                                                         --------------------  ---------------------
BASIC                                                                      1997       1996        1997       1996
                                                                         ---------  ---------  ----------  ---------
Average common shares outstanding......................................     25,324     23,268      24,736     21,415
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------
Net (loss) income......................................................  $  (8,146) $  (5,984) $  (35,493) $   3,560
Adjustments to net (loss) income:
Deemed dividend on convertible preferred stock.........................       (358)    --            (401)    --
                                                                         ---------  ---------  ----------  ---------
Adjusted net (loss) income.............................................  $  (8,504) $  (5,984) $  (35,894) $   3,560
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------
Per share (loss) earnings:
Net (loss) income......................................................  $   (0.34) $   (0.26) $    (1.45) $    0.17
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------
Diluted
Average common shares outstanding......................................     25,324     23,268      24,736     21,415
Conversion of preferred stock..........................................     --         --          --          1,248
Net effect of common stock equivalents (1).............................     --         --          --          4,380
                                                                         ---------  ---------  ----------  ---------
Total..................................................................     25,324     23,268      24,736     27,043
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------
Net (loss) income......................................................  $  (8,146) $  (5,984) $  (35,493) $   3,560
Adjustments to net (loss) income:
Deemed dividend on convertible preferred stock.........................       (358)    --            (401)    --
                                                                         ---------  ---------  ----------  ---------
Adjusted net income....................................................  $  (8,504) $  (5,984) $  (35,894) $   3,560
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------
Per share (loss) earnings:
Net (loss) income (1)..................................................  $   (0.34) $   (0.26) $    (1.45) $    0.13
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------

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(1) Common stock equivalents include the effect of the exercise of dilutive stock options and warrants using the treasury stock method.